Filed Pursuant to Rule 424(b)(3)
Registration No. 333-193097
Prospectus Supplement No. 7
(to Prospectus dated April 8, 2014)

1,541,470 Shares
Common Stock

This Prospectus Supplement No. 7 updates, amends and supplements the information previously included in our prospectus dated April 8, 2014, which we refer to as our prospectus, and Prospectus Supplement No. 1 dated April 30, 2014, Prospectus Supplement No. 2 dated August 8, 2014, Prospectus Supplement No. 3 dated September 9, 2014, Prospectus Supplement No. 4 dated October 22, 2014, Prospectus Supplement No. 5 dated November 3, 2014, and Prospectus Supplement No. 6 dated December 3, 2014, each relating to the offer for sale of an aggregate of 1,541,470 shares of common stock, par value $0.01 per share, of BG Staffing, Inc., which we refer to herein as our common stock, by the selling stockholders named therein.

This Prospectus Supplement No. 7 incorporates into our prospectus the information contained in our attached Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 11, 2014. Any exhibits contained in the Form 8-K that have been deemed furnished and not filed in accordance with SEC rules or applicable law shall not be included in this Prospectus Supplement No. 7.

This Prospectus Supplement No. 7 is not complete without, and may not be delivered or used except in connection with, our prospectus, including all amendments and supplements thereto.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements as further discussed in our prospectus. Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 5 of our prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 7 is December 11, 2014.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 10, 2014

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5000 Legacy Drive, Suite 350
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2014, BG Staffing, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various investors (collectively the “Investors”) pursuant to which the Company issued and sold on that date 774,720 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Investors in a private placement for an aggregate purchase price of approximately $7,553,520 in cash. The purchase price for the Shares under the Purchase Agreement was $9.75 per Share. The Shares constituted approximately 13.8% of the total of issued and outstanding shares of Common Stock immediately before the execution of the Purchase Agreement and the closing of the purchase and sale of the Shares thereunder. In connection with the Purchase Agreement, the Company paid to Taglich Brothers, Inc. ("Taglich Brothers"), the placement agent, commissions of $604,282 . Additionally, on the same date, the Company agreed to issue to Taglich Brothers, or its designees, a warrant (the “Warrant”) to purchase 77,472 shares of Common Stock. The Warrant is exercisable at any time commencing on the sixth month anniversary of the issuance date in whole or in part, at an initial exercise price per share of $9.75, and may be exercised in a cashless exercise. The exercise price and number of shares of Common Stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations and similar events. The Warrant expires on the fifth anniversary of the date of issuance. The holder of the Warrant is entitled to the same registration rights provided to the Investors as described below. Taglich Brothers is entitled to receive additional warrants to purchase Common Stock with identical terms equal to 10% of the amount of shares of Common Stock sold in related future private placements. The proceeds are anticipated to be used to pay indebtedness under our revolving credit facility.
The issuance and sale of the Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption afforded by Rule 506(b) of Regulation D. The Investors represented to the Company that each individually is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and was acquiring the shares for investment purposes.
Under the Purchase Agreement, the Company agreed to (1) file a registration statement (the “Registration Statement”) registering the resale of the Shares by the Investors on a continuous basis pursuant to Rule 415 under the Securities Act within 60 days following the closing of the purchase of the Shares, and (2) use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable following the closing of the sale of Shares to the Investors. The Investors also have certain "piggyback" rights to include their shares in future registration statements.
The Company agreed to use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (1) the date that all Shares have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and (2), one year after the registration statement is declared effective.
Under the Purchase Agreement, the Company agreed to pay all fees and expenses incident to the registration of the Shares for resale, including (without limitation) all registration and filing fees and fees and expenses of the Company’s accountants and legal counsel. The Investors will be responsible for paying, among other items, any underwriting discounts, selling commissions and transfer taxes, incurred by them in connection with its sale of their Shares. Also, the Company agreed to indemnify the Investors against certain losses, claims, damages, and liabilities relating to the registration.
The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Company’s filing of the Purchase Agreement is only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business or operations. Investors in the Common Stock should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts or condition of the Company. The Purchase Agreement should not be read alone, but should be read in relation with the other information regarding the Company and its business and operations that is or will be contained in, or incorporated by reference into, the documents that the Company files with or furnishes to the SEC.

Item 3.02	Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Warrant issued to Taglich Brothers, Inc.
10.1	Securities Purchase Agreement dated as of December 10, 2014, between BG Staffing, Inc. and Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: December 11, 2014		/s/ Michael A. Rutledge
	Name: Title:	Michael A. Rutledge Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant issued to Taglich Brothers, Inc.
10.1	Securities Purchase Agreement dated as of December 10, 2014, between BG Staffing, Inc. and Investors

BG STAFFING, INC.
WARRANT TO PURCHASE COMMON STOCK
VOID AFTER 5:00 P.M., EASTERN TIME,
ON THE EXPIRATION DATE
THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL SECURITIES LAWS OR WITHOUT DELIVERING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
FOR VALUE RECEIVED, BG Staffing, Inc., a Delaware corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, at any time commencing on the sixth month anniversary of the date hereof but no later than 5:00 p.m., Eastern Time, on ________ __, 2019 (the “Expiration Date”), to Taglich Brothers, Inc., or its registered assigns (the “Holder”), under the terms as hereinafter set forth, _____________________________ (_________) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of $9.75 (the “Warrant Price”), pursuant to the terms and conditions set forth in this warrant (this “Warrant”). The number of shares of Common Stock issued upon exercise of this Warrant (“Warrant Shares”) and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.
1.Exercise of Warrant.
(a)    The Holder may exercise this Warrant according to the terms and conditions set forth herein by delivering to the Company at any time prior to the Expiration Date (such date of exercise, the “Exercise Date”) (i) the Exercise Notice attached hereto as Exhibit A (the “Exercise Notice”) (having then been duly executed by the Holder), and (ii) unless the Warrant is being exercised pursuant to a Cashless Exercise (as defined below), a certified check, a bank draft or wire transfer in payment of the purchase price, in lawful money of the United States of America, for the number of Warrant Shares specified in the Exercise Notice. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.
(b)    On or before the third (3rd) Trading Day (as defined below) following the later of (i) the date on which the Company has received an Exercise Notice, or (ii) the date on which the Company receives payment of the Warrant Price (which shall not apply for cashless exercises), the Company shall transmit an acknowledgment of confirmation of receipt of such Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the fifth (5th) Trading Day following the later of (i) the date on which the Company has received such Exercise Noticet and (ii) the date on which the Company receives the Warrant Price (such later date, the “Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/ Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder’s instruction pursuant to the Exercise Notice, the Holder’s agent or designee, in each case, sent by reputable overnight courier to the address as specified in the applicable Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon the later of (i) the date on

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which the Company has received the Exercise Notice or (ii) the date on which the Company receives the Warrant Price, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). Notwithstanding the foregoing, if a Holder has not received certificates for all Warrant Shares prior to the third (3rd) business day after the Delivery Date with respect to an exercise of any portion of this Warrant for any reason, then Holder shall have the right, but not the obligation, at any time thereafter until receipt of all the Warrant Shares relating to the Exercise Notice, to rescind the Exercise Notice by providing notice to the Company (the “Rescission Notice”). Upon delivery of a Rescission Notice to the Company, the Holder shall regain the rights of a Holder of this Warrant with respect to such unexercised portions of this Warrant and the Company shall, as soon as practicable, return such unexercised Warrant to the Holder or, if the Warrant has not been surrendered, adjust its records to reflect that such portion of this Warrant has not been exercised. This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional Warrant Shares. If exercised in part, at the request of the Holder and upon delivery of the original Warrant and upon delivery of the original Warrant, the Company shall deliver to the Holder a new Warrant, identical in form to this Warrant, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the President or Chief Executive Officer of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein. “Trading Day” means a day on which the NYSE MKT or any other trading market or exchange on which the Common Stock may then trade is open for business.
(c)    In addition to the rights set forth in Section 1(b), if the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise by the close of business on the third Trading Day after the date of exercise, and if after such third Trading Day the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (i) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Company’s obligations under this Section 1(c) will be subject to the Holder providing the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

(d)    Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant by cash payment in the manner set forth in Section 1(a), the Holder may, in its sole discretion, elect to exercise this Warrant, or a portion hereof, and to pay for the Warrant Stock by way of cashless exercise (a “Cashless Exercise”). If the Holder wishes to effect a cashless exercise, the Holder shall deliver the Exercise Notice duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate in writing prior to the date of such exercise, in which event the Company shall issue to the registered Holder the number of Warrant Shares computed according to the following equation:

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; where
X = the number of Warrant Shares to be issued to the registered Holder.
Y = the Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant Shares being exercised.
A = the Fair Market Value (defined below) of one share of Common Stock on the Exercise Date.
B = the Warrant Price (as adjusted pursuant to the provisions of this Warrant).
For purposes of this Section 1(d), the “Fair Market Value” of one share of Common Stock on the Exercise Date shall have one of the following meanings:
(1)    if the Common Stock is traded on a national securities exchange registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Fair Market Value shall be deemed to be the average of the Closing Prices over a five trading day period ending on the Exercise Date. For the purposes of this Warrant, “Closing Price” means the closing sale price of one share of Common Stock, as reported by Bloomberg; or
(2)    if the Common Stock is not traded on a national securities exchange, the Fair Market Value shall be deemed to be the average of the closing bid prices price over the ten (10) Trading Day period ending on the Exercise Date; or
(3)    if neither (1) nor (2) is applicable, the Fair Market Value shall be at the commercially reasonable price per share which the Company could obtain on the Exercise Date from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Company’s Board of Directors.
For illustration purposes only, if this Warrant entitles the Holder the right to purchase 100,000 Warrant Shares and the Holder were to exercise this Warrant for 50,000 Warrant Shares at a time when the Warrant Price per share was $1.00 and the Fair Market Value of each share of Common Stock was $2.00 on the Exercise Date, as applicable, the cashless exercise calculation would be as follows:
X = 50,000 ($2.00-$1.00)
2.00
X = 25,000
Therefore, the number of Warrant Shares to be issued to the Holder after giving effect to the cashless exercise would be 25,000 Warrant Shares and the Company would issue the Holder a new Warrant to purchase 50,000 Warrant Shares, reflecting the portion of this Warrant not exercised by the Holder. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and to the extent permitted thereby, it is intended, understood and acknowledged that the Warrant Shares issued in the cashless exercise transaction described pursuant to Section 1(d) shall be deemed to have been acquired by the Holder, and the holding period for the shares of Warrant Shares shall be deemed to have commenced, on the date of the Holder’s acquisition of the Warrant.
(e)    In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share.

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(f)    Except as provided in Section 4 hereof, the Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant.

(g)     The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
2.    Disposition of Warrant Shares and Warrant.
(a)    The Holder hereby acknowledges that: (i) this Warrant and any Warrant Shares purchased pursuant hereto have not been registered (A) under the Securities Act of 1933 (the “Act”) on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering, or (B) under any applicable state securities law; and (ii) that the Company’s reliance on the registration exemption under Section 4(2) of the Act and exemptions under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is acquiring this Warrant and will acquire Warrant Shares for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing this Warrant or Warrant Shares.
(b)    The Holder hereby agrees that it will not sell, transfer, pledge, hypothecate or otherwise dispose of (collectively, “Transfer”) all or any part of this Warrant and/or Warrant Shares unless and until either (i) such Transfer has been registered under the Act or (ii) it shall have first obtained an opinion, reasonably satisfactory to counsel for the Company, of counsel (competent in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed Transfer may be made without registration under the Act.
(c)    If, at the time of issuance of Warrant Shares, no registration statement is in effect with respect to the issuance of such shares under applicable provisions of the Act, the Company may, at its election, require that any stock certificate evidencing Warrant Shares shall bear legends reading substantially as follows:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”
In addition, so long as the foregoing legend may remain on any stock certificate evidencing Warrant Shares, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.
3.    Reservation of Shares.
The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of the Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all Warrant Shares will be duly authorized and will, upon issuance and payment of the Warrant Price therefor, be validly issued, fully paid and non‑assessable, free from all taxes, liens, charges and encumbrances with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.
Except and to the extent as waived or consented to in writing by the Holder, the Company shall not by any action, including, without limitation, amending its certificate or articles of incorporation or through any reorganization,

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transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
4.    Exchange, Transfer or Assignment of Warrant.
Subject to Section 2, this Warrant is exchangeable, without expense, , at the option of the Holder, upon presentation and surrender of the original hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of the Company (“Warrants”) of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder. Subject to Section 2, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form attached hereto as Exhibit B (the “Assignment Form”) duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in the Assignment Form and this Warrant shall promptly be canceled. Subject to Section 2, this Warrant may be divided or combined with other Warrants that carry the same rights upon presentation of the original hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.
5.    Capital Adjustments.
This Warrant is subject to the following further provisions:
(a)    Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the Warrant Shares immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.
(b)    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of Warrant Shares purchasable upon exercise of this Warrant shall be proportionately adjusted.
(c)    Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its

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Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.
(d)    Price Adjustments. Whenever the number of Warrant Shares purchasable upon exercise of this Warrant is adjusted pursuant to Sections 5(a), 5(b) or 5(c), the then applicable Warrant Price shall be proportionately adjusted.
(e)    Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.
(f)    Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional Warrant Shares or fractional portions of any securities upon the exercise of the Warrant.
(g)    Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.
6.    Notice to Holders.
(a)    Notice of Record Date. In case:
(i)    the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;
(ii)    of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or
(iii)    of any voluntary dissolution, liquidation or winding-up of the Company;
then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least ten (10) calendar days prior to the record date therein specified, or if no record date shall have been specified therein, at least ten (10) days prior to such specified date.

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(b)    Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly provide the Holder with prompt written notice, signed and certified by its Chairman, Chief Executive Officer, President or a Vice President, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.
7.    Loss, Theft, Destruction or Mutilation.
Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof; provided, that, the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
8.    Warrant Holder Not a Stockholder.
The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company, including but not limited to notice, voting or dividend rights. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
9.    Registration Rights.
The Holder shall have the registration rights and associated obligations set forth in Section 5 of that certain Securities Purchase Agreement, dated as of November 10, 2014, between such Investors and the Company, and will have such registrations rights with respect to its Warrant Shares pari passu to the Investors party thereto.
10.    Notices.
Any notice provided for in this Warrant must be in writing and must be (i) personally delivered, mailed by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated, and (ii) sent by email (in PDF) to the Company and the Company’s counsel at the email addresses set forth below:
If to the Company:
BG Staffing, Inc.
5000 Legacy Drive, Suite 350
Plano, TX 75024
Attention: Mr. Michael A. Rutledge,     President and Chief Executive Officer
abaker@bgstaffing.com
mrutledge@bgstaffing.com
With a copy to:
Norton Rose Fulbright
2200 Ross Avenue, Suite 2800

{00037373.DOC;1}    7

Dallas, Texas 75201-2784
Attn: Bill Bowers, Esq.
bill.bowers@nortonrosefulbright.com
brandon.byrne@nortonrosefulbright.com
If to the Holder:
To the address of such Holder set forth on the books and records of the Company or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Warrant will be deemed to have been given (a) if personally delivered, upon such delivery, (b) if mailed, five days after deposit in the U.S. mail, (c) if sent by reputable overnight courier service, one business day after such services acknowledges receipt of the notice, or (d) if sent by email, on the date such email is sent.
11.    Choice of Law.
THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES.
12.    Submission to Jurisdiction.
EACH OF THE HOLDER AND THE COMPANY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OR, IF JURISDICTION IN SUCH COURT IS LACKING, THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, IN RESPECT OF ANY DISPUTE OR MATTER ARISING OUT OF OR CONNECTED WITH THIS WARRANT. EACH OF THE HOLDER AND THE COMPANY ALSO AGREE NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND, SURETY, OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.
13.    Warrant Register.
The Company shall register this Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.
14.    Miscellaneous.
(a)    Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
(b)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and

{00037373.DOC;1}    8

the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.
(c)    Amendment. This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Holder. This Warrant may not be changed, waived, discharged or terminated orally but only by a signed statement in writing.
(d)    Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.
(e)    No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.
(f)    Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
[Remainder of page intentionally left blank]

{00037373.DOC;1}    9

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by a duly authorized officer, as of this ___ day of ________ 2014.

BG STAFFING, INC.
By: _______________________________L. Allen Baker, Jr. President and Chief Executive Officer
ACCEPTED AND AGREED:

TAGLICH BROTHERS, INC.

By:_______________________
Name:
Title:

{00037373.DOC;1}

EXHIBIT A
EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

BG STAFFING, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of BG Staffing, Inc., a Delaware corporation (the “Company”), evidenced by Warrant to Purchase Common Stock dated . _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
1.    Form of Warrant Price. The Holder intends that payment of the Warrant Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.
2.    Payment of Warrant Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Warrant Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.
3.    Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Warrant Shares in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, to the following address:
_______________________
_______________________
_______________________
_______________________
4.    Fractional Shares. In lieu of receipt of a fractional share of Common Stock, the undersigned will receive either an additional whole share of Common Stock or cash in lieu thereof upon the basis of the Warrant Price then in effect.
Date: _______________ __, ______

Name of Registered Holder
By:
Name:
Title:

{00037373.DOC;1}    A-1

EXHIBIT B
ASSIGNMENT FORM
BG Staffing, Inc.
5000 Legacy Drive, Suite 350
Plano, TX 75024
Attention: Mr. L. Allen Baker, Jr.,    President and Chief Executive Officer

FOR VALUE RECEIVED,                          hereby sells, assigns and transfers unto
(Please print assignee’s name, address and Social Security/Tax Identification Number)
________________________________________________
________________________________________________
________________________________________________
the right to purchase ____________ shares of common stock, par value $0.01 per share, of BG Staffing, Inc., a Delaware corporation (the “Company”), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Dated: _______________	__________________________________________ PRINT WARRANT HOLDER NAME

__________________________________________ Name: Title:

Witness: _____________________________

{00037373.DOC;1}    B-1

BG STAFFING, INC.
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2014, by and between BG Staffing, Inc., a Delaware corporation (the “Company”), and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).
WHEREAS, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of a minimum of 615,385 and a maximum of 1,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $9.75 per Share, upon the terms and conditions set forth in this Agreement; and
WHEREAS, in connection with the Investors’ purchase of the Shares, the Investors will receive certain registration rights, and will be subject to certain restrictions on the transfer of the Shares, all as more fully set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Definitions.
For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.
“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through position, the ownership of voting securities or by contract or other written instrument.
“Agreement” has the meaning set forth in the Preamble.
“Blue Sky Application” has the meaning set forth in Section 5.3(a) hereof.
“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.
“Closing” and “Closing Date” as defined in Section 2.2(c) hereof.
“Common Stock” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Company Financial Statements” has the meaning set forth in Section 4.5(a) hereof.

{00036325.DOC;2}

“Company’s Knowledge” means the actual knowledge of any executive officer (as defined in Rule 405 under the Securities Act) or director of the Company.
“Escrow Agreement” means that certain agreement, dated November 20, 2014 by and among the Company, the Placement Agent and Delaware Trust Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“First Closing” and “First Closing Date” has the meaning set forth in Section 2.2(a) hereof.
“Investor” has the meaning set forth in the Preamble.
“Liens” means any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind, other than restrictions on transfer imposed by federal or state securities laws or by this Agreement.
“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).
“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.
“Piggyback Registration” has the meaning set forth in Section 5.1 hereof.
“Placement Agency Agreement” means that certain agreement, dated December 10, 2014 by and between the Placement Agent and the Company.
“Placement Agent” means Taglich Brothers, Inc.
“Private Placement Memorandum” means the Company’s Private Placement Memorandum dated , 2014, and any amendments or supplements thereto.
“Per Share Purchase Price” shall mean $9.75.
“Registrable Securities” shall mean the Shares, any shares of Common Stock issued as a result of a stock split, stock dividend or in connection with a recapitalization or similar event, or securities issued in replacement of or exchange for the foregoing; provided, that a security shall cease to be a Registrable Security when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, (iv) such securities shall have ceased to be outstanding, or (v) such security becomes eligible for sale by the Investor without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).
“Registration Statement” shall mean any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this

Agreement, amendments to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
“Regulation D” has the meaning set forth in Section 3.7 hereof.
“Regulation S” has the meaning set forth in Section 6.1(i)(E) hereof.
“Rule 144” as defined in Section 6.1(i)(C) hereof.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities.
“Shares” has the meaning set forth in the Recitals.
“Subsequent Closing” and “Subsequent Closing Date” has the meaning set forth in Section 2.2(b) hereof.
“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.
“Transaction Documents” shall mean this Agreement, the Placement Agency Agreement and the Escrow Agreement.
“Transfer” shall mean any sale, transfer, assignment, conveyance, charge, pledge, mortgage, encumbrance, hypothecation, security interest or other disposition, or to make or effect any of the above.

2.	Sale and Purchase of Shares.
2.1.    Subscription for Shares by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to each Investor, the number of Shares in the respective amounts set forth on the signature pages attached hereto in exchange for the Per Share Purchase Price.
2.2    Closings.
(a)    First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Shares set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-1 (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.”
(b)    Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Shares set forth on the signature pages attached hereto, which will be reflected opposite such Investor’s name on Exhibit A-2 (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place within the time periods set forth in the Private Placement Memorandum. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date.” Notwithstanding the foregoing, the minimum number of Shares to be sold at the First Closing shall not be less than 615,385 and the maximum number of Shares to be sold at the First Closing and all Subsequent Closings shall not exceed 1,000,000 Shares in the aggregate.
(c)    Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are referred to herein as a “Closing Date.” All Closings shall occur within the time periods set forth in the Private Placement Memorandum and be effected remotely via the exchange of documents and signatures.
2.3.    Closing Deliveries. At each Closing, the Company shall deliver to each Investor, against delivery by the Investor of the Purchase Price set forth in its counterpart signature page annexed hereto, duly issued certificates representing the Shares registered in the name of the Investors. At each Closing, each Investor shall deliver or cause to be delivered to the Company the the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the escrow account established pursuant to the Escrow Agreement.

3.	Representations, Warranties and Acknowledgments of the Investors.
Each Investor, severally and not jointly, represents and warrants to the Company as of the date hereof and as of each Closing applicable to the Investor, that:
3.1    Authorization. The execution, delivery and performance by such Investor of the this Agreement has been duly authorized and constitutes the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. The purchase of the Shares will not contravene any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor.
3.2    Purchase Entirely for Own Account. The Shares to be received by such Investor hereunder will be acquired solely for such Investor’s own beneficial account, not as nominee or agent, for investment purposes, and not with a view to, or for resale in connection with, any distribution of any part thereof. Nothing contained herein shall be deemed a covenant by such Investor to hold the Shares for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.
3.3.    Investment Experience. Such Investor acknowledges that the purchase of the Shares is a highly speculative investment involving a high degree of risk and that it can bear the economic risk and complete loss of its investment in the Shares. Such Investor has such knowledge, skill and experience in financial, business and investment matters such that it is capable of evaluating the merits and risks of the investment in the Shares. With the assistance of the Investor’s own professional advisors, to the extent that the Investor has deemed appropriate, the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of this Agreement.

The Investor has considered the suitability of the Shares as an investment in light of its own circumstances and financial condition.
3.4    Non-Reliance. Such Investor represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company as investment advice or as a recommendation to purchase the Shares, it being understood that information and explanations related to the terms and conditions of the Shares and the Transaction Documents shall not be considered investment advice or a recommendation to purchase the Shares. Such Investor confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares, or (B) made any representation to the Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Shares, such Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor. The Investor acknowledges that neither the Company nor any Person acting on its behalf has made any representation regarding the proper characterization of the Shares for purposes of determining the Investor’s authority to invest in the Shares.
3.5    Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company and the Shares requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares. Such Investor acknowledges that it has received and reviewed the Private Placement Memorandum. Such Investor has not been furnished any offering literature other than the foregoing and has relied only on the information contained therein. Such Investor understands and accepts that the purchase of the Shares involves various risks, including but not limited to the risks described in the Private Placement Memorandum. Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.
3.6    Restricted Securities. Such Investor understands that the Shares are “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold only pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act. Such Investor understands that the Company has no intention to register the resale of the Investor’s Shares and has no obligation to do so (except to the extent provided in Section 5) and, except as set forth below, that the Company has no obligation to take action to permit resales of the Shares pursuant to an exemption from registration under the Securities Act (including Rule 144 thereunder). Such Investor understands that the undersigned must bear the economic risks of the investment in the Shares for an indefinite period of time.
3.7    Legends. It is agreed and understood that certificates evidencing the Shares will bear the following legends (or, if the Shares are not represented by certificates, with be subject to a similar notation of restriction):
(a)    “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER

JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
(b)    Any legend required by applicable state law or the authorities of any state.
3.8    Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”), and the responses of the Investor set forth in the Investor’s Confidential Investor Questionnaire delivered to the Placement Agent or the Company prior to the date of this Agreement are true and complete. The Investor agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the sale of the Shares.
3.9    No General Solicitation. Such Investor did not learn of the investment in the Shares as a result of any public advertising or general solicitation, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.
3.10    Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

4.	Representations and Warranties of the Company.
The Company represents, warrants and covenants to the Investors that:
4.1.    Organization; Execution, Delivery and Performance.
(a)    The Company and each of its Subsidiaries, if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.
(b)    (i) The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required, (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly, and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.
4.2.    Shares Duly Authorized. The Shares to be issued to each Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free from all taxes or Liens with respect to the issue thereof and, except for those rights set forth in that certain Amended and Restated Securities Purchase Agreement, dated as of May 28, 2013, as amended (the “A&R SPA”), shall not be subject to preemptive rights or other similar rights of stockholders of the Company. Subject to the accuracy of the representations and warranties of the Investors to this Agreement, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.
4.3    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the Company’s Certificate of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act, the rules and regulations of the NYSE MKT and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Shares in accordance with the terms hereof.
4.4.    Capitalization. As of November 19, 2014, the authorized capital stock of the Company consists of (i) 19,500,000 shares of Common Stock, of which 5,610,540 shares are issued and outstanding, 591,363 shares are reserved for issuance pursuant to stock options granted under the Company’s long-term incentive plan, 248,406 shares are reserved for issuance pursuant to warrants to purchase Common Stock, and 308,637 shares are reserved for issuance pursuant to the Company’s long-term incentive plan, and (ii) 500,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Except for securities as in regards to which the Company has reserved Common Stock as described in the preceding sentence, all of which securities have been described in the Company’s SEC filings or in the Private Placement Memorandum, and except as described in the A&R SPA, (i) there are no outstanding options, warrants, scrip, rights to subscribe for or purchase, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) except for certain “piggyback” registration rights set forth in certain warrants to purchase an aggregate of 25,000 shares of Common Stock dated as of August 1, 2014, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its securities under the Securities Act (except for registration rights granted in connection with the transaction contemplated hereby) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of Shares. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for those rights set forth in the A&R SPA, no shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company.
4.5.    SEC Information.
(a)    The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The SEC Documents have been made available to the Investors via the SEC’s EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as appropriate, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (i) liabilities incurred in the ordinary course of business subsequent to September 28, 2014 (the fiscal period end of the Company’s most recently-filed periodic report), and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)    The shares of Common Stock are currently listed on the NYSE MKT. The Company has not  received notice (written or oral) from the NYSE MKT to the effect that the Company is not in compliance with the continued listing and maintenance requirements of such exchange. The Company is compliance with all such listing and maintenance requirements.
4.6    Permits; Compliance. The Company and each of its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Company’s Knowledge, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since December 28, 2013, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.
4.7    Litigation. Except as set forth in the Company’s SEC filings, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. To the Company’s Knowledge, there are no facts or circumstances which are likely to give rise to any of the foregoing. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.
4.8    No Material Changes.
(a)    Since December 28, 2013, except disclosed in the Company’s SEC filings, there has not been:
(i)    Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;
(ii)    Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect; or
(iii)    Any incurrence of any material liability outside of the ordinary course of business.
4.9    No General Solicitation. Neither the Company nor any person acting on the Company’s behalf has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the Shares being offered hereby.
4.10    No Integrated Offering. Neither the Company or its Subsidiaries nor any of their affiliates or any person acting on their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the

Securities Act of the issuance of the Shares to the Investors. The issuance of the Shares to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.
4.11    No Brokers. Except as set forth in Section 9.1, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.
4.12    Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.
4.13    Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Placement Agent promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Placement Agent on or prior to the Closing Date.
4.14    Disclosure. The Company confirms that neither it nor, to the Company’s Knowledge, any other Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.
4.15    Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two (2) years from the date of this Agreement, except for any such expiration, termination or abandonment that would not have a Material Adverse Effect. To the Company’s Knowledge, no material infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others has occurred. Except as set forth in the Company’s SEC filings, there is no material claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing material infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.16    Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be past due by the taxing authority of any jurisdiction, and to the Company’s Knowledge there is no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.
4.17    Acknowledgement Regarding Investors’ Trading Activity. It is understood and acknowledged by the Company that: (i) following the public disclosure of the transactions contemplated by the Transaction Documents in accordance with the terms thereof, none of the Investors have been asked by the Company or any of its Subsidiaries to agree, nor has any Investor agreed with the Company or any of its Subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Shares for any specified term; (ii) any Investor, and counterparties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock which was established prior to such Investor’s knowledge of the transactions contemplated by the Transaction Documents; and (iii) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents, one or more Investors may engage in hedging and/or trading activities at various times during the period that the Shares are outstanding, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any other Transaction Document or any of the documents executed in connection herewith or therewith.
4.18    Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).
4.19    Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) of the Securities Act.
5.    Registration Rights.
5.1.    Mandatory. Not later than sixty (60) days after the First Closing Date (the “Filing Deadline”), the Company shall prepare and file a registration statement on Form S-3 (or such other suitable form as may then be prescribed by the SEC or be available to the Company for the registration of securities if Form S-3 is not then available to the Company) under the Securities Act, and the rules and regulations of the SEC thereunder, to effect the registration under the Securities Act of the Registrable Securities to permit the public disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in writing by the Investors and their permitted assigns or transferees (collectively, the “Holders”) which shall, in all events, include sales effected through the NYSE MKT; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities (the “Registration Statement”).

5.2 Registration Procedures. In connection with the registration of the Registrable Securities under the Securities Act as provided in Section 5.1, the Company shall:

(a) prepare and file with the SEC by the Filing Deadline the Registration Statement (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable;

(b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement, until the earlier to occur of (i) one (1) year after the date upon which the Registration Statement was declared effective by the SEC and (ii) the date that all Registrable Securities covered by such Registration Statement have been sold or cease to be Registrable Securities (the “Effectiveness Period”), subject to the right of the Company to suspend the effectiveness thereof for not more than for a period of thirty (30) calendar days (in the aggregate) during any twelve (12) month period because the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction which, in the reasonable judgment of the Company’s board of directors, requires the Registration Statement to be amended to include information in connection with such pending transaction (including the parties thereto) and such information is not yet available or capable of being publicly disclosed;

(c) use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by the Registration Statement under such other securities laws or blue sky laws as the Holders shall reasonably request in writing, to keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect, and take any other action which may be reasonably necessary to enable the Holders to consummate the disposition of the Registrable Securities in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified, to consent to general service of process in any such jurisdiction or register as a broker-dealer;

(d) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

(e) notify the Holders promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

(A) when the Registration Statement, an amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(C) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(f) notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(h) use its commercially reasonable efforts to list all Registrable Securities covered by the Registration Statement on any national securities exchange (if any) on which any of the Registrable Securities are then listed; and

(i)    use its reasonable best efforts to continue to cause its Common Stock to be listed on the NYSE MKT.

 The Company may require each Holder to furnish the Company with such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (f) of this Section 5.2, Subscriber will forthwith discontinue his disposition of Registrable Securities pursuant to the Registration Statement until receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this Section 5.2 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in Subscriber’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5.3 Participation in Registrations. Whenever the Company proposes to register any of its securities under the Securities Act, whether for its own account or for the account of another stockholder (except for the registration of securities (A) to be offered pursuant to an employee benefit plan on Form S-8, (B) pursuant to a registration made on Form S-4, or any successor forms then in effect, or (C) pursuant to any form that does not permit the registration of the sale of the Registrable Securities) at any time and the registration form to be used may be used for the registration of the Registrable Securities (a “Piggyback Registration”), it will so notify in writing all holders of Registrable Securities no later twenty (20) days prior the filing of the registration statement. Subject to the provisions of this Agreement, the Company will include in the Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion no later than two (2) days prior to the filing of the registration statement. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. No notice need be given to the Holders pursuant to this Section 5.3 if the Holder’s Registrable Securities are included on a registration statement that has been filed with the SEC and not withdrawn and for which effectiveness has not been postponed, and no notice need be given pursuant to this Section 5.3 with respect to the registration statement required to be filed pursuant to Section 5.1.
5.4.    Expenses. All fees and expenses incident to the Company’s performance of or compliance with this Section 5 shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, (B) in compliance with applicable state securities or Blue Sky laws, and (C) on behalf of the Placement Agent if it determined that the Placement Agent must file with FINRA), (ii) out-of-pocket processing fees for the Placement Agent not to exceed $20,000 without the Company’s approval, for messenger, telephone and delivery expenses in coordinating with the Investors (provided that any such fees shall be substantiated by appropriate documentation), (iii) fees and disbursements of counsel and independent public accountants for the Company, and (iv) fees and disbursements of one counsel to the Placement Agent and Investors not to exceed $30,000 in the aggregate; provided, however, that the Company shall not be responsible for any Selling Expenses with respect to the Registrable Securities.
5.5.    Indemnification.
(a)    Indemnification by the Company. The Company will indemnify and hold harmless each Investor and its officers, directors, members, shareholders, partners, representatives, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, obligations, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on an Investor’s behalf and will reimburse such Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person specifically for use in such Registration Statement or Prospectus.
(b)    Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders, partner, representatives and each person who controls the Company (within the meaning of the Securities Act) against any Claims resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished by such Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5.3 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
(c)    Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
(d)    Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 5.3 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.
5.6.    Cooperation by Investor. Each Investor shall furnish to the Company such information regarding the Investor and the distribution proposed by it as the Company may reasonably request in connection with any registration or offering referred to in this Section 5. Each Investor shall cooperate as reasonably requested by the Company in connection with the preparation of the registration statement with respect to such registration, and for so long as the Company is obligated to file and keep effective such registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Investor and its plan of distribution of the Shares included in such registration as may be reasonably necessary to enable the Company to prepare such registration statement, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.
5. 7. Amendments and Waivers. This Section 5 may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than 51% of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7.6, whether or not such Registrable Securities shall have been marked to indicate such consent.

6.    Transfer Restrictions.
6.1.    Transfer or Resale.
(a) Rule 144. The Company shall use commercially reasonable efforts to (i) timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act The Company will deliver to the Holder, upon request, a written statement as to whether it has complied with the requirements of this Section.
(b) Transfer Agent Instructions. At such time as the sale of Shares by an Investor is then permissible under Rule 144, within three business days of a request therefor, the Company, at its cost, shall cause its counsel to provide the appropriate opinion letters to be issued confirming compliance with the provisions of Rule 144 with respect to the transfer or sale of the Shares held by such Investor; provided, however, that the Company shall not be required to cause an opinion to be issued at its expense regarding compliance with Rule 144 if at such time the Holder is able to sell its Shares pursuant to a registration statement filed pursuant to Section 5 of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6.2 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investors shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.
7.    Conditions to Closing of the Investors.
The obligation of each Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1    Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

7.2    Delivery by Company. The Company shall have duly executed and delivered an instruction letter to the Company’s transfer agent regarding the issuance of the Shares in the number as is set forth on the signature page hereby being purchased by such Investor at the Closing pursuant to this Agreement and shall have delivered to each Investor duly issued certificates representing the Shares registered in the name of the Investor.

7.3    Listing of Shares. The Company shall have obtained approval of the NYSE MKT to list the Shares.

7.4    No Material Adverse Effect. Since the date of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.5    No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.    Conditions to Closing of the Company.
The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.
8.1.    Representations and Warranties. The representations and warranties made by such Investor in Section 3 shall be true and correct in all respects at the time of Closing as if made on and as of such date.
8.2.    Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.
8.3    Purchase Price. The Escrow Agent shall have received the Investor’s portion of the Purchase Price.
9.    Miscellaneous.
9.1.    Compensation of Placement Agent. The Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby: (i) a cash fee equal to eight percent (8.0%) of the gross proceeds through the sale of the Shares; and (ii) warrants to purchase an amount of shares of Common Stock equal to ten percent (10%) of the number of Shares sold in the Offering at an exercise price of $9.75 per share with a five-year term and exercisable six months after the issuance of the warrants; and (iii) reimbursement for all reasonable and actual out of pocket expenses such as travel, printing and legal counsel, up to $30,000, incurred directly in regard to the offering of the Shares.
9.2.    Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice; provided, however, that any notice or documentation required to be delivered by Section 5 of this Agreement may be delivered to the Holders by email to the addresses set forth on the signature pages hereto (or such other email address as is provided by the Holders to the Company from time to time).

The Company:

BG Staffing, Inc. 5000 Legacy Drive, Suite 350 Plano, Texas 75024 Telephone: (972) 692-2400 Facsimile: Attention: L. Allen Baker, Jr. President and Chief Executive Officer	With a copy to:	Fulbright & Jaworski LLP (a member of Norton Rose Fulbright) 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201 Telephone: (214) 855-3903 Facsimile: (214) 855-8200 Attention: William P. Bowers, Esq.
The Investors:
As per the contact information provided on the signature pages hereof.
Taglich Brothers, Inc.:

Taglich Brothers, Inc. 275 Madison Avenue, Suite 1618 New York, NY 10016 Telephone: (212) 661-6886 Facsimile: (212) 661-6824 Attention: Robert C. Schroeder Vice President, Investment Banking	With a copy to:	Eaton & Van Winkle LLP 3 Park Avenue, 16th Floor New York, New York 10016 Telephone: (212) 561-3604 Facsimile: (212) 779-9928 Attention: Vincent J. McGill, Esq.
9.3    Notification of Changes. The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing of the Investor’s purchase of the Shares pursuant to this Agreement which would cause any representation, warranty, or covenant of the Investor contained in this Agreement to be false or incorrect.
9.4    Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the acceptance of the subscription by the Company and the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
9.4    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement, and will reimburse any such Person for all such amounts as they are incurred by such Person.
(b)    Promptly after receipt by any Investor (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 9.4, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.
9.5.    Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior and contemporaneous agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.
9.6    Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for the Placement Agent and other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other person.
9.7.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.
9.8.    Public Disclosures. Without the prior written consent of the applicable Investor (which may be granted or withheld in such Investor’s sole discretion), the Company shall not disclose the name of such Investor in any filing, announcement, release or otherwise, unless such disclosure is required by applicable law; provided, however, that the Company may disclose the name of such Investor in any Registration Statement filed with respect to the resale of the Investor’s Shares. Promptly after the First Closing the Company shall issue a press release or file a Report on Form 8-Kdescribiing the material terms of the transaction contemplated hereby and disclosing such non-public information regarding the Company which was disclosed to the Investors but which as of such date has not been publicly disclosed.
9.9.    Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

9.10.    Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of both the Company and a majority-in-interest of the Investors (based on the number of Shares purchased hereunder).
9.11.    Applicable Law; Disputes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of law provisions thereof, and the parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York, or, if jurisdiction in such court is lacking, the Supreme Court of the State of New York, New York County, in respect of any dispute or matter arising out of or connected with this Agreement. Waiver of Jury Trial. THE INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party to this Agreement certifies and acknowledges that: (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such party has considered the implications of this waiver; (c) such party makes this waiver voluntarily; and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.11.
9.12.    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
9.13.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction provided that the enforcement of such other provisions obtains for each party substantially all of the benefits contemplated hereby.
9.14    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or by e-mail delivery of a “.pdf” format data file, which shall be deemed an original.
9.14    Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
9.15    Independent Nature of Investors. The obligations of each Investor under this Agreement or other transaction document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other document. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Investor to purchase Shares pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Investor shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in connection with the transactions contemplated hereby and acknowledges and understands (i) that Eaton & Van Winkle LLP has served as counsel to the Placement Agent only, and (ii) Fulbright & Jaworski LLP (a member of Norton Rose Fulbright) has served as counsel to the Company only.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

BG STAFFING, INC.
By:
Name:
Title:

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

{00036325.DOC;2}

Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of [●], 2014 (the “Agreement”), with the undersigned, BG Staffing, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned; and (ii) purchase the Shares as set forth below, hereby agrees to purchase such Shares from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the Agreement in its entirely, including but not limited to the representations in Section 3 of the Agreement (“Representations, Warranties and Acknowledgments of the Investors”), and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.
Name of Investor:
If an entity:
Print Name of Entity:

By:
Name:
Title:

If an individual:

Print Name:

Signature:
If joint individuals:

Print Name:

Signature:
All Investors:

Address:

Telephone No.:
Facsimile No.:
Email Address:
The Investor hereby elects to purchase ____________ Shares (to be completed by Investor) at a purchase price of $9.75 per Share under the Securities Purchase Agreement at a total Purchase Price of $__________ (to be completed by Investor).

{00036325.DOC;2}

Exhibit A-1

First Closing held on [●], 2014

Schedule of Investors

Investor	Shares	Purchase Price

FIRST CLOSING TOTAL

{00036325.DOC;2}

Exhibit A-2

Subsequent Closing held on [●], 2014
Schedule of Investors

Investor	Shares	Purchase Price

SECOND CLOSING TOTAL

{00036325.DOC;2}